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                      SECOND AMENDED AND RESTATED BYLAWS OF

                                  MKR HOLDINGS

                           Adopted on December 7, 1999

                                    ARTICLE I

                                     OFFICES

                  The principal office of the Corporation shall be located in Salt Lake City, Utah. The Corporation may have such other offices, either within or without the State of Utah, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                                   ARTICLE II

                                  SHAREHOLDERS

                  SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held on the date and at the time fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting.

                  SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the chairman of the board, president or by the Board of Directors, and shall be called by the president at the request of the holders of not less than one-tenth (1/10) of all outstanding shares of the Corporation entitled to vote at the meeting. Special meetings shall be held on the date and at the time fixed by the Board of Directors.

                  SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Utah, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. Whenever the Board of Directors shall fail to designate such place, the meeting shall be held at the registered office of the Corporation in Utah.

                  SECTION 4. NOTICE OF MEETING. Written notice of all meetings shall be given, stating the place, day and hour of the meeting. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at the annual meeting), state such other action or actions as are known at the time of such notice. The notice of a special meeting shall in all instances state the




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purpose or purposes for which the meeting is called. A copy of a notice of any meeting, shall, unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, unless lapse of the prescribed period of time shall have been waived, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting at such shareholder's address as it appears on the records of the Corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting. Notice need not be given to any shareholder who submits a written waiver of notice before or after the time stated therein. Attendance of a person at a meeting of shareholders shall constitute a waiver of notice of such meeting, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the shareholders need be specified in any written waiver of notice.

                  SECTION 5. CLOSING OF TRANSFER BOOKS AND FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or determining shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period, not less than ten (10) days, but not to exceed, in any case, fifty (50) days. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty
(50) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or the determination of shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted,

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and which record date shall be not more than sixty (60) days prior to such action. If no record date has been fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day in which the Board of Directors adopts the resolution relating thereto.

                  SECTION 6. VOTING RECORD. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before every meeting of shareholders, a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting either at a place within the city where the meeting is to held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of shareholders.

                  SECTION 7. CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in order of seniority and if present and acting: the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice President, a chairman of the meeting chosen by the Board of Directors or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the Corporation or, in such person's absence, an Assistant Secretary, shall act as the secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

                SECTION 8. QUORUM. Except as Utah law or these bylaws may otherwise provide, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

                  SECTION 9. INSPECTORS AND JUDGES. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. If an inspector or inspectors or judge or judges are not appointed by the Board of Directors, the person presiding at the meeting may, but need not, appoint one or more persons inspectors or judges. In case any person who may be appointed as an inspector or judge fails to act or appear, the vacancy may be filled by appointment made by the person presiding thereat. Each inspector or judge, if any, before entering upon the discharge of such person's duties, shall take and sign an oath to faithfully execute the duties of inspector or judge at such meeting with strict impartiality and according to

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the best of his ability. The inspectors and judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such other acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by such person or persons and execute a certificate of any fact so found.

                  SECTION 10. PROXIES. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Every proxy must be signed by the shareholder or by such person's attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

                  SECTION 11. VOTING OF SHARES. Each shareholder entitled to vote in accordance with the Articles of Incorporation and of these bylaws, or, with respect to the issuance of any preferred stock, in accordance with the terms of a resolution or resolutions of the Board of Directors, shall be entitled to one (1) vote, in person or by proxy, for each share of stock entitled to vote held by such shareholder. Any shareholder action shall be authorized by a majority of the votes cast except where the Articles of Incorporation or the Utah Revised Business Corporation Act prescribes a different percentage of votes and/or a different exercise of voting power. Voting by ballot shall not be required for corporate action except as otherwise provided by the Utah Revised Business Corporation Act.

                  SECTION 12. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing and shall be delivered to the Corporation by delivery to its registered office in Utah, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

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                  SECTION 13. BUSINESS AT ANNUAL MEETING. Only business that has been brought before an annual meeting of shareholders that has been brought by, or at the direction of, a majority of the directors, or by any shareholder who provides notice of the business to be brought forth at the meeting no less than 120 calendar days prior to the date in the then current fiscal year on which the Corporation's notice of annual meeting and related proxy or information statement were mailed to shareholders in connection with the previous year's annual meeting of shareholders. If, however, no annual meeting was held in the preceding year, or if the date of the annual meeting in the current fiscal year has been changed by more than 30 calendar days from the date on which the annual meeting was held in the preceding fiscal year, the shareholders' notice must be received not less than 30 days prior to the date of the current year's annual meeting (or if less than 40 days' notice of the date of the annual meeting is given to shareholders, not later than the tenth day following the date on which the notice of the date of the annual meeting was mailed). The shareholders' notice to the Corporation must be set forth in writing as to each matter the shareholder proposes to bring before the annual meeting; a brief description of the business to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; the name and address, as they appear on the Corporation's books, of the shareholder of record proposing such business; the class and number of shares of the Corporation's capital stock that are beneficially owned by such shareholder; and any material interest of the shareholder in such proposal. The determination as to whether the notice provisions have been met will be made by the presiding officer at the annual meeting.

                                   ARTICLE III

                               BOARD OF DIRECTORS

                  SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors.

                  SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the Corporation shall be not less than three nor more than fifteen directors. The number of directors shall be fixed from time to time by the Board of Directors. Each director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Directors need not be residents of the State of Utah or shareholders of the Corporation.

                  SECTION 3. NOMINATION OF DIRECTORS. Directors may be nominated for election as directors by a majority of the Board of Directors or by any shareholder of the Corporation if the shareholder: Delivers or mails written notice of the shareholder's nominations to the principal offices of the Corporation not less than 30 days prior to the annual meeting at which the election is to be held (or if less than 60 days notice of the date of the annual meeting is given or made to the shareholders, no later than the tenth day following the date on which notice of the date of the annual meeting was mailed).

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                  SECTION 4. REGULAR MEETINGS. A regular meeting of the Board of
Directors shall be held without other notice than this Bylaw, immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Utah, for the holding of additional regular meetings without other notice than such resolution.

                  SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, president or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Utah, as the place for holding any special meeting of the Board of Directors called by them.

                  SECTION 6. NOTICE. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral or any other mode of notice of time and place of any special meeting shall be given at least twenty-four (24) hours prior to the meeting by written notice delivered personally or mailed to each director at his or her business address. Notice may be given by telephone or telefax (in which case it is effective when given) or by mail (in which case it is effective seventy-two hours after mailing by prepaid first class mail). The notice of any meeting need not specify the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a written waiver of such notice before or after the time stated therein. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

                  SECTION 7. QUORUM AND ACTION. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided that such majority shall constitute at least one-third (1/3) of the whole Board. Any director may participate in a meeting of the Board by means of a conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and such participation in a meeting of the Board shall constitute presence in person at such meeting. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the Utah Revised Business Corporation Act, the act of the Board shall be the act by vote of a majority of the directors present at a meeting, a quorum being present. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the Utah Revised Business Corporation Act and these bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board.

                  SECTION 8. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors or any committee thereof at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors and filed with the minutes of proceedings of the Board of Directors or committee.

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                  SECTION 9. REMOVAL OF DIRECTORS. Any and all of the directors may be removed for cause or without cause by the shareholders.

                  SECTION 10. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, whether or not constituting a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

                  SECTION 11. COMPENSATION. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                   COMMITTEES

                  SECTION 1. DESIGNATION; POWERS. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, including, if they shall so determine, an executive committee, each such committee to consist of one or more of the directors of the Corporation. Any such designated committee shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution, except that no such committee shall have the power or authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the shareholders a dissolution of the Corporation, or amending, altering or repealing the bylaws or adopting new bylaws for Corporation and, unless such resolution or the Articles of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Any such designated committee shall have such other powers and limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors. In the absence or disqualification of any member of any such committee or committees, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

                  SECTION 2. PROCEDURE; MEETINGS; QUORUM. Any committee designated pursuant to Section 1 of this Article shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules and procedures, and shall meet at such times and at such place or places as may be provided by

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such rules, or by resolution of such committee or of the Board of Directors.
At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

                  SECTION 3. SUBSTITUTION OF MEMBERS. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

                                    ARTICLE V

                                    OFFICERS

                  SECTION 1. NUMBER. The officers of the Corporation shall be a Chairman of the Board, if so elected by the Board of Directors, a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, and a Treasurer, each of whom shall be elected by a majority of the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

                  SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

                  SECTION 3. REMOVAL. Any officer may be removed by the Board of Directors, with or without cause, whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

                  SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

                  SECTION 5. AUTHORITY AND DUTIES. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the

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Corporation as may be provided in these bylaws, or, to the extent not so provided, by the Board of Directors.

                  SECTION 6. CHAIRMAN OF THE BOARD. If elected, the Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors, otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside. The Chairman of the Board shall also have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Board of Directors.

                  SECTION 7. PRESIDENT. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation.

                  SECTION 8. VICE-PRESIDENTS. In the absence of the President or in the event of his or her death, inability or refusal to act, any vice-president shall perform the duties of the president, in the order of their seniority, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.

                  SECTION 9. SECRETARY. The secretary shall: (a) keep the minutes of the proceedings of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation, if such a seal has been adopted by the Board of Directors, is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder;
(e) sign with the president, or the vice-president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the Board of Directors.

                  SECTION 10. TREASURER. The treasurer shall: (a) have charge and custody of and be responsible for all funds and valuable effects, including securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president or by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for such term, in such sum

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and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of such office and for the restoration to the Corporation, in case of such person's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such person's possession or under such person's control belonging to the Corporation.

                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

                  SECTION 1. CERTIFICATES FOR SHARES. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation representing the number of shares owned by such person in the Corporation. If such certificate is countersigned by a transfer agent other than the Corporation or one of its employees or by a registrar other than the Corporation or one of its employees, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

                  Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the Utah Revised Business Corporation Act. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

                  The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or such person's legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

                  SECTION 2. FRACTIONAL SHARE INTERESTS. The Corporation may, but shall not be required to, issue fractions of a share.

                  SECTION 3. TRANSFER OF SHARES. Transfer or registration of transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the registered holder of record thereof or by his or her legal representative, who shall furnish proper evidence

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of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender for cancellation of the certificate for such shares of stock properly endorsed and the payment of all taxes due thereon. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                                   ARTICLE VII

                                   FISCAL YEAR

                  The fiscal year of the Corporation shall be fixed on the first day of April and end on the thirty-first day of March in each year, and shall be subject to change, by the Board of Directors.

                                  ARTICLE VIII

                                    DIVIDENDS

                  The Board of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in the manner, and upon the terms and conditions provided by law and its Articles of Incorporation.

                                   ARTICLE IX

                                   AMENDMENTS

                  These bylaws may be altered, amended or repealed and new bylaws may be adopted by the Board of Directors or by the shareholders at any regular or special meeting.

                                    ARTICLE X

                                 INDEMNIFICATION

                  To the full extent permitted by law, the Corporation shall indemnify any director or officer or former director or officer of the Corporation, or any person who may have served at its request as a director or officer of another corporation in which it owns shares or of which it is a creditor, against expenses actually and reasonably incurred by him or her, in connection with the defense of any action, suit or proceeding, civil or criminal, in which he or she is made a party by reason of being or having been such director or officer, except in relation to matters as to which he or she shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty; and to make such other indemnification as shall be authorized by the shareholders of the Corporation.

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